SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C.  20549

                              FORM 8-K

                           CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES AND EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  August 23, 1999



                         Filene's Basement Corp.
             (Exact name of registrant as specified in its charter)



    Massachusetts              0-19149              04-3016733
(State or other juris-      (Commission           (IRS Employer
diction of incorporation)      File No.)        Identification No.)


      40 Walnut Street
      Wellesley, Massachusetts                       02481
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code (617) 348-7000



                            Not Applicable
    (Former name or former address, if changed since last report)


Item 3.   Bankruptcy or Receivership.

     On August 23, 1999, Filene's Basement Corp. and its wholly-owned subsidiary, Filene's Basement, Inc. (collectively, "Filene's") filed petitions for reorganization under Chapter 11 of the Bankruptcy Code (Case Nos. 99-16984 and 99-16985) in the United States Bankruptcy Court for the District of Massachusetts, Eastern Division (the "Bankruptcy Court"). A press release regarding Filene's application for bankruptcy protection was made on August 23, 1999 and is attached hereto as Exhibit 99.1.

     Filene's will continue to operate on a business-as-usual basis while restructuring and has received approval from the Bankruptcy Court for "debtor-in-possession" interim financing.

     In response to Filene's press release regarding its filing for protection under Chapter 11, Nasdaq halted trading of Filene's common stock on August 23, 1999. Trading will remain halted pending receipt and review of additional information by Nasdaq as set forth in Nasdaq's letter to Filene's, dated August 23, 1999. The Company will cooperate in providing the requested information to Nasdaq.


Item 7.   Financial Statements and Exhibits.

               (c)  Exhibits

Exhibit No.                                  Exhibit

     99.1                               Press Release, dated
                         August 23, 1999, announcing the filing
                         of a petition for relief under Chapter
                         11 of the Bankruptcy Code.

     99.2                               Letter from Nasdaq to
                         Filene's, dated August 23, 1999,
                         informing Filene's that trading of
                         Filene's common stock had been halted
                         and requesting additional information
                         regarding Filene's filing for protection under Chapter 11 of the Bankruptcy Code.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 26, 1999              Filene's Basement Corp.



                              By: _/s/ Samuel J. Gerson________________
                              Name:  Samuel J. Gerson
                              Title: Chairman & Chief Executive Officer





                         EXHIBIT INDEX


No.                 Exhibit

99.1                               Press Release, dated August
                    23, 1999, announcing the filing of a petition for relief under Chapter 11 of the Bankruptcy
                    Code.

99.2                               Letter from Nasdaq to
                    Filene's, dated August 23, 1999, informing
                    Filene's that trading of Filene's common stock had been halted and requesting additional information regarding Filene's filing for protection under Chapter 11 of the Bankruptcy Code.